SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED September 27, 1999
(To Prospectus dated May 17, 1999)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.

                          Seller and Master Servicer



              Mortgage Pass-Through Certificates, Series 1999-11


The Class A-3 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.





                          The Class A-3 Certificates

o This supplement relates to the offering of the Class A-3 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-3 certificates. Additional information is contained in the prospectus supplement dated September 27, 1999 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 17, 1999. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the October 25, 2000, the class certificate balance of the Class A-3 certificates was approximately $94,547,072.43.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-3 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 7, 2000

                               THE MORTGAGE POOL

         As of October 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 1,225 Mortgage Loans having an aggregate Stated Principal Balance of approximately $318,797,114.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                         As of
                                                                                   October 1, 2000
Total Number of Mortgage Loans..............................................             1,225
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days.........................................................             1.55%
         60-90 days.........................................................             0.33%
         91 days or more (excluding pending foreclosures)...................             0.32%
                                                                                         -----
         Total Delinquencies................................................             2.20%
                                                                                         =====
Foreclosures Pending........................................................             0.57%
                                                                                         -----
Total Delinquencies and foreclosures pending................................             2.77%
                                                                                         =====


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Seven (7) Mortgage Loans have been converted and are as of the Reference Date, REO loans.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc., will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $16.801 billion at February 29, 2000 and to approximately $18.398 billion at August 31, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:



                                                                                                                As of
                                                                     At February 28, (29,)                    August 31,
                                                      1997           1998           1999           2000          2000
                                                      ----           ----           ----           ----          ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days.............................      0.65%          1.08%         1.03%           1.37%         1.33%
         60-89 days.............................      0.15           0.16          0.18            0.22          0.26
         90 days or more (excluding pending
              foreclosures).....................      0.16           0.16          0.12            0.16          0.17
                                                      ----           ----          ----            ----          ----
         Total of delinquencies.................      0.96%          1.40%         1.33%           1.75%         1.76%
                                                      ====           ====          ====            ====          ====
Foreclosures pending............................      0.17%          0.17%         0.14%           0.16%         0.23%
                                                      ====           ====          ====            ====          ====
Total delinquencies and foreclosures pending          1.13%          1.57%         1.47%           1.92%         1.99%
                                                      ====           ====          ====            ====          ====
Net Gains/(Losses) on liquidated loans (1) .....  ($2,812,000)   ($2,662,000)  ($3,704,605)    ($3,076,240)  ($728,502)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ..............................     (0.032)%       (0.024)%      (0.028)%        (0.017)%      (0.004)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) .....................     (0.033)%       (0.027)%      (0.028)%        (0.018)%      (0.004)%

-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.



         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $250.2 billion at February 29, 2000 and to approximately $270.5 billion at August 31, 2000.





                                                                                                               As of
                                                                    At February 28, (29,)                   August 31,
                                                       1997            1998           1999         2000        2000
                                                       ----            ----           ----         ----        ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%       3.62%
         60-89 days..............................      0.52           0.58            0.21          0.25        0.31
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32        0.80
                                                       ----           ----            ----          ----        ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%       4.42%
                                                       ====           ====            ====          ====        ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%       0.42
                                                       ====           ====            ====          ====        ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%       4.84%
                                                       ====           ====            ====          ====        ====


                   DESCRIPTION OF THE CLASS A-3 CERTIFICATES

         The Class A-3 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-3 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of October 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-3 Certificates was approximately $94,547,072, evidencing a beneficial ownership interest of approximately 29.66% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $300,623,162 and evidenced in the aggregate a beneficial ownership interest of approximately 94.30% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $18,173,952, and evidenced in the aggregate a beneficial ownership interest of approximately 5.70% in the Trust Fund. For additional information with respect to the Class A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:



                                                                         Original Term to       Remaining Term to
Principal Balance         Mortgage Rate          Net Mortgage Rate     Maturity (in months)    Maturity (in months)
 $213,192,696.38          8.0777655886%            7.8187655886%               360                    345
 $105,604,417.62          7.1274969988%            6.8684969988%               360                    341


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-3 Certificates is $94,547,072 (ix) interest accrues on the Class A-3 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A-3 Certificates is November 7, 2000, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiv) no class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% SPA assumes prepayment rates will be 0.50% per annum in month one, 1.00% per annum in month two, and increasing by 0.50% in each succeeding month until reaching a rate of 15.0% per annum in month 30 and remaining constant at 15.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


                         Percent of Class Certificate
                             Balance Outstanding*

                                                      Class A-3
                                               SPA Prepayment Assumption
                                     ----------------------------------------
          Distribution Date          0%     100%     250%      400%      500%
          -----------------          --     ----     ----      ----      ----
Initial Percent................       84      84       83       82        82
November 25, 2001..............       83      75       64       53        46
November 25, 2002..............       81      65       42       21         9
November 25, 2003..............       79      55       23        0         0
November 25, 2004..............       77      45        7        0         0
November 25, 2005..............       75      37        0        0         0
November 25, 2006..............       73      29        0        0         0
November 25, 2007..............       71      23        0        0         0
November 25, 2008..............       68      17        0        0         0
November 25, 2009..............       66      11        0        0         0
November 25, 2010..............       63       6        0        0         0
November 25, 2011..............       60       2        0        0         0
November 25, 2012..............       57       0        0        0         0
November 25, 2013..............       53       0        0        0         0
November 25, 2014..............       50       0        0        0         0
November 25, 2015..............       46       0        0        0         0
November 25, 2016..............       41       0        0        0         0
November 25, 2017..............       37       0        0        0         0
November 25, 2018..............       31       0        0        0         0
November 25, 2019..............       26       0        0        0         0
November 25, 2020..............       20       0        0        0         0
November 25, 2021..............       14       0        0        0         0
November 25, 2022..............        8       0        0        0         0
November 25, 2023..............        1       0        0        0         0
November 25, 2024..............        0       0        0        0         0
November 25, 2025..............        0       0        0        0         0
November 25, 2026..............        0       0        0        0         0
November 25, 2027..............        0       0        0        0         0
November 25, 2028..............        0       0        0        0         0
November 25, 2029..............        0       0        0        0         0
                                       -       -        -        -         -
Weighted Average Life
  (years)**....................     14.6     4.9      2.2      1.5       1.2

--------------------------

* As of the original issuance date. Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0, $0 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-3 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-3 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A-3 Certificates are currently rated "AAA" by Duff & Phelps Credit Rating Co. and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.


                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1



-----------------------------------------------------------------------------
                               MORTGAGE RATES(1)
=============================================================================
Mortgage Rates(%)        Number of                               Percent of
                         Mortgage     Aggregate Principal         Mortgage
                         Loans        Balance Outstanding           Pool
=============================================================================
5.000                      1              $112,880.94               0.04%
6.000                      1              $492,789.14               0.15%
6.500                      8            $2,477,187.78               0.78%
6.625                     10            $3,702,355.79               1.16%
6.750                     30            $8,458,220.70               2.65%
6.875                     50           $13,961,634.95               4.38%
7.000                     60           $13,118,263.30               4.11%
7.125                     58           $12,606,983.91               3.95%
7.250                     61           $16,976,277.68               5.33%
7.375                     54           $17,472,926.92               5.48%
7.500                     74           $16,224,896.51               5.09%
7.625                     87           $23,535,796.69               7.38%
7.750                    138           $39,697,516.39              12.45%
7.875                    166           $42,972,137.87              13.48%
8.000                     97           $22,378,903.85               7.02%
8.125                     64           $19,463,677.57               6.11%
8.250                     70           $15,973,577.30               5.01%
8.375                     49           $12,027,174.05               3.77%
8.500                     47            $8,818,213.86               2.77%
8.625                     18            $7,087,412.06               2.22%
8.750                     21            $4,650,960.34               1.46%
8.875                     24            $6,718,689.67               2.11%
9.000                     11            $3,130,612.40               0.98%
9.125                     14            $3,438,630.39               1.08%
9.250                      7            $1,250,194.65               0.39%
9.375                      1              $519,950.53               0.16%
9.500                      4            $1,529,248.76               0.48%
------------------------------------------------------------------------------
              Total    1,225          $318,797,114.00             100.00%
==============================================================================
(1) The lender acquired mortgage insurance loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average mortgage rate of the Mortgage Loans (as so adjusted) is approximately 7.763%. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans is approximately 7.790% per annum.

               CURRENT MORTGAGE LOANS PRINCIPAL BALANCES(1)

---------------------------------------------------------------------------
                                                Aggregate
                                 Number of      Principal       Percent of
Current Mortgage Loan            Mortgage        Balance         Mortgage
       Amount                     Loans        Outstanding          Pool
---------------------------------------------------------------------------
$0         --     $50,000           35        $1,165,287.71         0.37%
$50,001    --    $100,000          141       $11,298,174.82         3.54%
$100,001   --    $150,000          174       $21,473,440.74         6.74%
$150,001   --    $200,000          114       $19,772,081.21         6.20%
$200,001   --    $250,000           85       $19,387,022.58         6.08%
$250,001   --    $300,000          268       $74,242,389.34        23.29%
$300,001   --    $350,000          162       $52,451,829.49        16.45%
$350,001   --    $400,000          100       $37,366,046.42        11.72%
$400,001   --    $450,000           41       $17,433,426.87         5.47%
$450,001   --    $500,000           46       $22,081,284.33         6.93%
$500,001   --    $550,000           18        $9,424,813.90         2.96%
$550,001   --    $600,000           10        $5,715,488.50         1.79%
$600,001   --    $650,000           10        $6,250,922.44         1.96%
$650,001   --    $750,000            9        $6,400,886.65         2.01%
$750,001   --  $1,000,000            8        $7,039,099.92         2.21%
$1,000,001 --  $1,500,000            2        $2,978,502.67         0.93%
$1,500,001 --  $2,000,000            1        $1,850,395.40         0.58%
        Above  $2,000,000            1        $2,466,021.01         0.77%
----------------------------------------------------------------------------
                   Total         1,225      $318,797,114.00       100.00%
============================================================================

(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $260,242.54.



                      DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

--------------------------------------------------------------------------
    Type of Program       Number of        Aggregate          Percent of
                           Mortgage        Principal           Mortgage
                            Loans           Balance               Pool
                                          Outstanding
--------------------------------------------------------------------------
Full                          401       $115,466,597.38         36.22%
Alternative                   324        $96,925,850.56         30.40%
Reduced                       432        $90,036,754.32         28.24%
Streamlined                    22         $3,796,762.42          1.19%
No Income/No Asset             22         $5,749,533.25          1.80%
Clues Plus                     24         $6,821,616.07          2.14%
--------------------------------------------------------------------------
           Total            1,225      $318,797,114.00          100.00%
==========================================================================



                      ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                           Aggregate
Original Loan-to-Value     Number of       Principal          Percent of
      Ratios (%)            Mortgage        Balance           Mortgage
                              Loans       Outstanding           Pool
-------------------------------------------------------------------------
50.00 and below                 33       $12,039,851.83         3.78%
 50.01 to 55.00                 19        $6,591,248.44         2.07%
 55.01 to 60.00                 22        $5,805,204.52         1.82%
 60.01 to 65.00                 42       $16,873,020.75         5.29%
 65.01 to 70.00                 50       $15,754,999.66         4.94%
 70.01 to 75.00                140       $40,436,738.44        12.68%
 75.01 to 80.00                786      $183,762,458.56        57.64%
 80.01 to 85.00                 10        $2,660,518.61         0.83%
 85.01 to 90.00                 78       $22,833,906.91         7.16%
 90.01 to 95.00                 45       $12,039,166.28         3.78%
                Total        1,225      $318,797,114.00       100.00%
=========================================================================

(1) The weighted average original Loan-to-Value Ration of the Mortgage Loans is approximately 76.56%.


                    STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                           Aggregate
                           Number of       Principal          Percent of
                            Mortgage        Balance           Mortgage
State                         Loans       Outstanding           Pool
-------------------------------------------------------------------------
California                     356      $118,330,653.91       37.12%
Colorado                        58       $14,771,226.13        4.63%
Florida                         65       $11,003,071.18        3.45%
Illinois                        35        $8,020,645.19        2.52%
Maryland                        31        $7,679,962.75        2.41%
Massachusetts                   35        $8,201,120.57        2.57%
Michigan                        30        $6,891,053.93        2.16%
New Jersey                      44       $11,620,847.24        3.65%
New York                        50       $12,620,524.80        3.96%
Pennsylvania                    34        $8,120,371.90        2.55%
Tennessee                       31        $6,640,604.70        2.08%
Texas                           93       $18,364,150.04        5.76%
Virginia                        40       $12,962,575.43        4.07%
Washington                      39        $9,228,566.59        2.89%
Other (less than 2%)           284       $64,341,739.64       20.18%
-------------------------------------------------------------------------
                Total        1,225      $318,797,114.00      100.00%
==========================================================================
(1) The Other row in the preceding table includes 32 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.99% of the Mortgage Loans are secured in one postal zip-code.

                        PURPOSE OF MORTGAGE LOANS

---------------------------------------------------------------------------
                                           Aggregate
                           Number of       Principal          Percent of
                            Mortgage        Balance           Mortgage
Loan Purpose                 Loans        Outstanding           Pool
---------------------------------------------------------------------------
Purchase                       769      $222,312,718.20           69.73%
Refinance (rate/term)          180       $43,057,481.63           13.51%
Refinance (cash out)           276       $53,426,914.17           16.76%
---------------------------------------------------------------------------
                  Total      1,225      $318,797,114.00          100.00%
===========================================================================




                            TYPES OF MORTGAGED PROPERTIES

-----------------------------------------------------------------------------
                                               Aggregate
                               Number of       Principal          Percent of
                               Mortgage         Balance           Mortgage
Property Type                   Loans        Outstanding           Pool
-----------------------------------------------------------------------------
Single Family                    866      $218,895,130.04           68.66%
Manufactured Housing*              5          $479,248.08            0.15%
Condominium                       60       $14,127,455.16            4.43%
Hi-Rise Condo                      2          $228,382.43            0.07%
2-4 Family                        33        $7,452,395.07            2.34%
Planned Unit Development         259       $77,614,503.22           24.35%
-----------------------------------------------------------------------------
                       Total   1,225      $318,797,114.00          100.00%
=============================================================================



                                 OCCUPANCY TYPES

-----------------------------------------------------------------------------
                                               Aggregate
                               Number of       Principal          Percent of
                               Mortgage         Balance           Mortgage
Occupancy Type                  Loans        Outstanding           Pool
-----------------------------------------------------------------------------
Primary Residence                1185      $307,566,928.01           96.48%
Investor Property                  23        $5,047,820.35            1.58%
Second Residence                   17        $6,182,365.64            1.94%
-----------------------------------------------------------------------------
                     Total      1,225      $318,797,114.00          100.00%

=============================================================================



                           REMAINING TERMS TO MATURITY(1)

-------------------------------------------------------------------------------
Remaining Term to           Number of       Aggregate          Percent of
Maturity (Months)            Mortgage       Principal           Mortgage
                               Loans         Balance              Pool
                                           Outstanding
-------------------------------------------------------------------------------
348                             107       $29,904,696.92            9.38%
347                             191       $62,850,423.79           19.71%
346                             432      $118,020,860.49           37.02%
345                             314       $69,509,431.58           21.80%
344                              95       $21,260,182.68            6.67%
343                              40        $7,882,438.50            2.47%
342                               7          $816,088.69            0.26%
341                               3          $823,106.84            0.26%
340                               1          $257,472.20            0.08%
339                               2          $210,344.01            0.07%
333                               2          $530,238.35            0.17%
331                               1          $209,834.51            0.07%
322                               1          $112,880.94            0.04%
317                               1           $72,530.77            0.02%
291                               1          $112,725.86            0.04%
286                               2          $356,217.69            0.11%
285                               2          $276,678.04            0.09%
284                               1          $161,168.85            0.05%
283                               1          $168,445.59            0.05%
226                               9        $2,143,928.74            0.67%
225                               8        $2,346,704.29            0.74%
224                               4          $770,714.67            0.24%
-----------------------------------------------------------------------------
                 Total        1,225      $318,797,114.00          100.00%
==============================================================================
(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans in the following table is approximately 344 months.

                                   EXHIBIT 2

                                                    Distribution Date: 10/25/00


     THE
   BANK OF
     NEW
     YORK
101 Barclay St
New York, NY 10286

Attn:  Courtney Bartholomew
212-815-5795


                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                                Series 1999-11

                Certificateholder Monthly Distribution Summary


                                           Certificate                       Pass
                              Class           Rate          Beginning       Through
 Class         Cusip       Description        Type           Balance        Rate (%)
------         -----       ------------    -----------      ---------       ---------
   Al        12669BKA9       Senior        Fix-30/360     52,555,117.62         7.250000
   A2        12669BKB7       Senior        Fix-30/360     24,400,000.00         7.250000
   A3        12669BKC5       Senior        Fix-30/360     95,767,245.29         7.250000
   A4        12669BKD3       Senior        Fix-30/360     16,850,000.00         7.250000
   A5        12669BKEI       Senior        Fix-30/360     14,331,684.00         7.250000
   A6        12669BKF8       Senior        Fix-30/360      2,000,000.00         7.250000
   A7        12669BKG6       Senior        Fix-30/360        547,628.00         0.000000
   A8        12669BKH4       Senior        Fix-30/360     12,881,186.00         7.500000
   A9        12669BKJO       Senior        Fix-30/360      1,000,000.00         8.000000
  A10        12669BKK7       Senior        Fix-30/360      1,000,000.00         7.500000
  A11        12669BKL5       Senior        Fix-30/360      1,000,000.00         8.000000
  A12        12669BKM3       Senior        Fix-30/360      8,156,567.50         7.000000
  A13        12669BKNI       Senior        Fix-30/360      9,223,786.00         7.000000
  A14        12669BKP6       Senior        Fix-30/360     17,619,646.50         7.000000
  A15        12669BKQ4      Strip IO       Fix-30/360      1,206,896.55         7.250000
  A16        1266913KR2      Senior        Fix-30/360     34,961,256.00         7.250000
  A17        12669BLB6       Senior        Fix-30/360      4,878,842.71         7.250000
   PO        12669BKSO      Strip PO       Fix-30/360      5,570,025.42         0.000000
   X         12669BKT8      Strip IO       Fix-30/360    214,582,456.02         0.568396
   M         12669BKV3       Senior        Fix-30/360      9,180,951.25         7.250000
   B1        12669BKWI       Senior        Fix-30/360      3,810,936.59         7.250000
   B2        12669BKX9       Senior        Fix-30/360      1,732,297.96         7.250000
   B3        1266913KY7      Senior        Fix-30/360      1,732,198.86         7.250000
   B4        12669BKZ4       Senior        Fix-30/360        692,978.64         7.250000
   B5        1266913LA4      Senior        Fix-30/360      1,039,379.01         7.250000
   AR        12669BKU5       Senior        Fix-30/360              0.00         7.250000

 Totals                                                  320,931,727.35






                                                                             Current                           Cumulative
               Principal            Interest               Total             Realized              Ending       Realized
Class         Distribution         Distribution         Distribution          Losses               Balance       Losses
-------       ------------         ------------         ------------         ---------         ------------    ----------
   Al           833,784.79           317,520.50        1,151,305.29             0.00          51,721,332.83        0.00
   A2                 0.00           147,416.67          147,416.67             0.00          24,400,000.00        0.00
   A3         1,220,172.86           578,593.77        1,798,766.64             0.00          94,547,072.43        0.00
   A4                 0.00           101,802.08          101,802.08             0.00          16,850,000.00        0.00
   A5                 0.00            86,587.26           86,587.26             0.00          14,331,684.00        0.00
   A6                 0.00            12,083.33           12,083.33             0.00           2,000,000.00        0.00
   A7                 0.00                 0.00                0.00             0.00             547,628.00        0.00
   A8                 0.00            80,507.41           80,507.41             0.00          12,881,186.00        0.00
   A9                 0.00             6,666.67            6,666.67             0.00           1,000,000.00        0.00
  A10                 0.00             6,250.00            6,250.00             0.00           1,000,000.00        0.00
  A11                 0.00             6,666.67            6,666.67             0.00           1,000,000.00        0.00
  A12           102,781.27            47,579.98          150,361.25             0.00           8,053,786.23        0.00
  A13                 0.00            53,805.42           53,805.42             0.00           9,223,786.00        0.00
  A14                 0.00                 0.00                0.00             0.00          17,722,427.77        0.00
  A15                 0.00             7,291.67            7,291.67             0.00           1,206,896.55        0.00
  A16                 0.00           211,224.26          211,224.26             0.00          34,961,256.00        0.00
  A17            52,860.75            29,476.34           82,337.09             0.00           4,825,981.97        0.00
   PO            13,004.42                 0.00           13,004.42             0.00           5,557,021.00        0.00
   X                  0.00           101,639.84          101,639.84             0.00         213,192,696.38        0.00
   M              7,465.63            55,468.25           62,933.87             0.00           9,173,485.62        0.00
   B1             3,098.92            23,024.41           26,123.33             0.00           3,807,837.67        0.00
   B2             1,408.64            10,465.97           11,874.61             0.00           1,730,889.31        0.00
   B3             1,408.56            10,465.37           11,873.93             0.00           1,730,790.30        0.00
   B4               563.51             4,186.75            4,750.25             0.00             692,415.13        0.00
   B5               845.19             6,279.58            7,124.77             0.00           1,038,533.82        0.00
   AR                 0.00                 0.00                0.00             0.00                   0.00        0.00

 Totals       2,237,394.54         1,905,002.20        4,142,396.73             0.00         318,797,114.08        0.00



                                                    Distribution Date: 10/25/00


     THE
   BANK OF
     NEW
     YORK
101 Barclay St
New York, NY 10286

Attn:  Courtney Bartholomew
212-815-5795

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                                Series 1999-11

                        Principal Distribution Detail


                                    Original              Beginning       Scheduled
                                  Certificate            Certificate      Principal            Accretion
 Class           Cusip              Balance                Balance      Distribution           Principal
------          ------           -------------          ------------    ------------           ----------
   Al          12669BKA9         63,750,000.00         52,555,117.62       833,784.79              0.00
   A2          12669BKB7         24,400,000.00         24,400,000.00             0.00              0.00
   A3          12669BKC5        112,150,000.00         95,767,245.29     1,220,172.86              0.00
   A4          12669BKD3         16,850,000.00         16,850,000.00             0.00              0.00
   A5          12669BKEI         14,331,684.00         14,331,684.00             0.00              0.00
   A6          12669BKF8          2,000,000.00          2,000,000.00             0.00              0.00
   A7          12669BKG6            547,628.00            547,628.00             0.00              0.00
   A8          12669BKH4         12,881,186.00         12,881,186.00             0.00              0.00
   A9          12669BKJO          1,000,000.00          1,000,000.00             0.00              0.00
  A10          12669BKK7          1,000,000.00          1,000,000.00             0.00              0.00
  A11          12669BKL5          1,000,000.00          1,000,000.00             0.00              0.00
  A12          12669BKM3          9,344,423.00          8,156,567.50       102,781.27              0.00
  A13          12669BKNI          9,223,786.00          9,223,786.00             0.00              0.00
  A14          12669BKP6         16,431,791.00         17,619,646.50             0.00        102,781.27
  A15          12669BKQ4          1,206,896.55          1,206,896.55             0.00              0.00
  A16          12669BKR2         34,961,256.00         34,961,256.00             0.00              0.00
  A17          12669BLB6          5,588,582.00          4,878,842.71        52,860.75              0.00
   PO          12669BKSO          5,797,471.02          5,570,025.42        13,004.42              0.00
   X           12669BKT8        239,185,059.81        214,582,456.02             0.00              0.00
   M           12669BKV3          9,264,700.00          9,180,951.25         7,465.63              0.00
   B1          12669BKW1          3,845,700.00          3,810,936.59         3,098.92              0.00
   B2          12669BKX9          1,748,100.00          1,732,297.96         1,408.64              0.00
   B3          12669BKY7          1,748,000.00          1,732,198.86         1,408.56              0.00
   B4          12669BKZ4            699,300.00            692,978.64           563.51              0.00
   B5          12669BLA4          1,048,859.98          1,039,379.01           845.19              0.00
   AR          12669BKU5                100.00                  0.00             0.00              0.00


 Totals                         349,612,567.00        320,931,727.35     2,237,394.54        102,781.27






                   Unscheduled           Net            Current          Ending          Ending
                    Principal         Principal         Realized       Certificate     Certificate
Class               Adjustments       Distribution        Losses          Balance         Factor
---------          ------------       ------------      ---------      -------------   -------------
   Al                    0.00         833,784.79           0.00     51,721,332.83    0.81131502471
   A2                    0.00               0.00           0.00     24,400,000.00    1.00000000000
   A3                    0.00       1,220,172.86           0.00     94,547,072.43    0.84304121647
   A4                    0.00               0.00           0.00     16,850,000.00    1.00000000000
   A5                    0.00               0.00           0.00     14,331,684.00    1.00000000000
   A6                    0.00               0.00           0.00      2,000,000.00    1.00000000000
   A7                    0.00               0.00           0.00        547,628.00    1.00000000000
   A8                    0.00               0.00           0.00     12,881,186.00    1.00000000000
   A9                    0.00               0.00           0.00      1,000,000.00    1.00000000000
  A10                    0.00               0.00           0.00      1,000,000.00    1.00000000000
  A11                    0.00               0.00           0.00      1,000,000.00    1.00000000000
  A12                    0.00         102,781.27           0.00      8,053,786.23    0.86188159812
  A13                    0.00               0.00           0.00      9,223,786.00    1.00000000000
  A14                    0.00               0.00           0.00     17,722,427.77    1.07854510633
  A15                    0.00               0.00           0.00      1,206,896.55    1.00000000144
  A16                    0.00               0.00           0.00     34,961,256.00    1.00000000000
  A17                    0.00          52,860.75           0.00      4,825,981.97    0.86354319710
   PO                    0.00          13,004.42           0.00      5,557,021.00    0.95852501555
   X                     0.00               0.00           0.00    213,192,696.38    0.89132948584
   M                     0.00           7,465.63           0.00      9,173,485.62    0.99015463219
   B1                    0.00           3,098.92           0.00      3,807,837.67    0.99015463219
   B2                    0.00           1,408.64           0.00      1,730,889.31    0.99015463219
   B3                    0.00           1,408.56           0.00      1,730,790.30    0.99015463219
   B4                    0.00             563.51           0.00        692,415.13    0.99015463219
   B5                    0.00             845.19           0.00      1,038,533.82    0.99015487297
   AR                    0.00               0.00           0.00              0.00    0.00000000000


Totals                   0.00       2,237,394.54           0.00    318,797,114.08



                                                    Distribution Date: 10/25/00


     THE
   BANK OF
     NEW
     YORK
101 Barclay St
New York, NY 10286

Attn:  Courtney Bartholomew
212-815-5795


                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                                Series 1999-11

                         Interest Distribution Detail



               Beginning             Pass             Accrued       Curative
              Certificate            Through          Optimal       Unpaid
Class           Balance              Rate (%)         Interest      Interest
-----         -------------         ---------       -----------     ---------

  Al          52,555,117.62         7.250000       317,520.50         0.00
  A2           24,400,000.00        7.250000       147,416.67         0.00
  A3           95,767,245.29        7.250000       578,593.77         0.00
  A4           16,850,000.00        7.250000       101,802.08         0.00
  A5           14,331,684.00        7.250000        86,587.26         0.00
  A6            2,000,000.00        7.250000        12,083.33         0.00
  A7              547,628.00        0.000000             0.00         0.00
  A8           12,881,186.00        7.500000        80,507.41         0.00
  A9            1,000,000.00        8.000000         6,666.67         0.00
 A1O            1,000,000.00        7.500000         6,250.00         0.00
 A11            1,000,000.00        8.000000         6,666.67         0.00
 A12            8,156,567.50        7.000000        47,579.98         0.00
 A13            9,223,786.00        7.000000        53,805.42         0.00
 A14           17,619,646.50        7.000000             0.00         0.00
 A15            1,206,896.55        7.250000         7,291.67         0.00
 A16           34,961,256.00        7.250000       211,224.26         0.00
 A17            4,878,842.71        7.250000        29,476.34         0.00
  PO            5,570,025.42        0.000000             0.00         0.00
   X          214,582,456.02        0.568396       101,639.84         0.00
   M            9,180,951.25        7.250000        55,468.25         0.00
  B1            3,810,936.59        7.250000        23,024.41         0.00
  B2            1,732,297.96        7.250000        10,465.97         0.00
  B3            1,732,198.86        7.250000        10,465.37         0.00
  B4              692,978.64        7.250000         4,186.75         0.00
  B5            1,039,379.01        7.250000         6,279.58         0.00
  AR                    0.00        7.250000             0.00         0.00


Totals        320,931,727.35                     1,905,002.20         0.00



                               Total              Net           Unscheduled
             Deferred         Interest         Prepayment          Interest           Interest
Class        Interest           Due          Int Shortfall       Adjustment            Paid
-------      ----------       --------       -------------      ------------          ---------
  Al            0.00          317,520.50             0.00             0.00           317,520.50
  A2            0.00          147,416.67             0.00             0.00           147,416.67
  A3            0.00          578,593.77             0.00             0.00           578,593.77
  A4            0.00          101,802.08             0.00             0.00           101,802.08
  A5            0.00           86,587.26             0.00             0.00            86,587.26
  A6            0.00           12,083.33             0.00             0.00            12,083.33
  A7            0.00                0.00             0.00             0.00                 0.00
  A8            0.00           80,507.41             0.00             0.00            80,507.41
  A9            0.00            6,666.67             0.00             0.00             6,666.67
 A1O            0.00            6,250.00             0.00             0.00             6,250.00
 A11            0.00            6,666.67             0.00             0.00             6,666.67
 A12            0.00           47,579.98             0.00             0.00            47,579.98
 A13            0.00           53,805.42             0.00             0.00            53,805.42
 A14      102,781.27          102,781.27             0.00             0.00                 0.00
 A15            0.00            7,291.67             0.00             0.00             7,291.67
 A16            0.00          211,224.26             0.00             0.00           211,224.26
 A17            0.00           29,476.34             0.00             0.00            29,476.34
  PO            0.00                0.00             0.00             0.00                 0.00
   X            0.00          101,639.84             0.00             0.00           101,639.84
   M            0.00           55,468.25             0.00             0.00            55,468.25
  B1            0.00           23,024.41             0.00             0.00            23,024.41
  B2            0.00           10,465.97             0.00             0.00            10,465.97
  B3            0.00           10,465.37             0.00             0.00            10,465.37
  B4            0.00            4,186.75             0.00             0.00             4,186.75
  B5            0.00            6,279.58             0.00             0.00             6,279.58
  AR            0.00                0.00             0.00             0.00                 0.00


Totals    102,781.27        2,007,783.47             0.00             0.00         1,905,002.20


                                                    Distribution Date: 10/25/00


     THE
   BANK OF
     NEW
     YORK
101 Barclay St
New York, NY 10286

Attn:  Courtney Bartholomew
212-815-5795


                                                 Countrywide Home Loans
                                           Mortgage Pass-Through Certificates
                                                     Series 1999-11



                                               Current Payment Information
                                                   Factors per $1, 000




                                Original         Beginning Cert.                                       Ending Cert.         Pass
                              Certificate          Notional       Principal         Interest             National         Through
Class         CUSIP             Balance            Balance       Distribution     Distribution           Balance             Rate
  Al        12669BKA9        63,750,000.00      824.394001818   13.078977108       4.980713761         811.315024710      7.250000
  A2        12669BKB7        24,400,000.00    1,000.000000000    0.000000000       6.041666667       1,000.000000000      7.250000
  A3        1266913KC5      112,150,000.00      853.921045847   10.879829374       5.159106319         843.041216473      7.250000
  A4        12669BKD3        16,850,000.00    1,000.000000000    0.000000000       6.041666667       1,000.000000000      7.250000
  A5        12669BKEI        14,331,684.00    1,000.000000000    0.000000000       6.041666667       1,000.000000000      7.250000
  A6        12669BKF8         2,000,000.00    1,000.000000000    0.000000000       6.041666667       1,000.000000000      7.250000
  A7        12669BKG6           547,628.00    1,000.000000000    0.000000000       0.000000000       1,000.000000000      0.000000
  A8        12669BKH4        12,881,186.00    1,000.000000000    0.000000000       6.250000000       1,000.000000000      7.500000
  A9        12669BKJO         1,000,000.00    1,000.000000000    0.000000000       6.666666667       1,000.000000000      8.000000
  A10       12669BKK7         1,000,000.00    1,000.000000000    0.000000000       6.250000000       1,000.000000000      7.500000
  All       12669BKL5         1,000,000.00    1,000.000000000    0.000000000       6.666666667       1,000.000000000      8.000000
  A12       12669BKM3         9,344,423.00      872.880808157   10.999210037       5.091804714         861.881598120      7.000000
  A13       12669BKNI         9,223,786.00    1,000.000000000    0.000000000       5.833333333       1,000.000000000      7.000000
  A14       12669BKP6        16,431,791.00    1,072.290080856    0.000000000       0.000000000       1,078.545106328      7.000000
  A15       12669BKQ4         1,206,896.55    1,000.000001438    0.000000000       6.041666675       1,000.000001438      7.250000
  A16       1266913KR2       34,961,256.00    1,000.000000000    0.000000000       6.041666667       1,000.000000000      7.250000
  A17       12669BLB6         5,588,582.00      873.001901480    9.458704375       5.274386488         863.543197105      7.250000
  PO        12669BKSO         5,797,471.02      960.768134410    2.243118856       0.000000000         958.525015554      0.000000
   X        1266913KT8      239,185,059.81      897.139880687    0.000000000       0.424942263         891.329485836      0.568396
   M        12669BKV3         9,264,700.00      990.960446259    0.805814072       5.987052696         990.154632187      7.250000
  B1        12669BKWI         3,845,700.00      990.960446259    0.805814072       5.987052696         990.154632187      7.250000
  B2        12669BKX9         1,748,100.00      990.960446259    0.805814072       5.987052696         990.154632187      7.250000
  B3        1266913KY7        1,748,000.00      990.960446259    0.805814072       5.987052696         990.154632187      7.250000
  B4        12669BKZ4           699,300.00      990.960446259    0.805814072       5.987052696         990.154632187      7.250000
  B5        1266913LA4        1,048,859.98      990.960687241    0.805814268       5.987054152         990.154872973      7.250000
  AR        12669BKU5               100.00        0.000000000    0.000000000       0.000000000           0.000000000      7.250000

Totals                      349,612,567.00      917.963933917    6.399639919       5.448895091         911.858280197




     THE
   BANK OF
     NEW
     YORK
101 Barclay St
New York, NY 10286

Attn:  Courtney Bartholomew
212-815-5795


                                                 Countrywide Home Loans
                                           Mortgage Pass-Through Certificates
                                                     Series 1999-11

Pool Level Data
Distribution Date                                                                                                        10/25/00
Cut-off Date                                                                                                               9/1/99
Determination Date                                                                                                        10/1/00
Accrual Period             Begin                                                                                           9/1/00
                           End                                                                                            10/1/00

Number of Days in Accrual Period                                                                                               30


-----------------------------------------------------------------------------
                           Collateral Information
-----------------------------------------------------------------------------

Group 1
Cut-Off Date Balance                                                                                                         0.00

Beginning Aggregate Pool Stated Principal Balance                                                                  320,931,727.26
Ending Aggregate Pool Stated Principal Balance                                                                     318,797,114.00

Beginning Aggregate Certificate Stated Principal Balance                                                           320,931,727.33
Ending Aggregate Certificate Stated Principal Balance                                                              318,797,114.07

Beginning Aggregate Loan Count                                                                                               1233
Loans Paid Off or Otherwise Removed Pursuant to
  Pooling and Servicing                                                                                                         8
  Agreement
Ending Aggregate Loan Count                                                                                                  1225

Beginning Weighted Average Loan Rate (WAC)                                                                              7.790455%
Ending Weighted Average Loan Rate (WAC)                                                                                 7.790419%

Beginning Net Weighted Average Loan Rate                                                                                7.504213%
Ending Net Weighted Average Loan Rate                                                                                   7.504019%

Weighted Average Maturity (WAM) (Months)                                                                                      344

Servicer Advances                                                                                                       72,321.97

Aggregate Pool Prepayment                                                                                            1,872,674.22
Pool Prepayment Rate                                                                                                   6.7817 CPR

Certificate Account

Beginning Balance                                                                                                            0.00

Deposit
Payments of Interest and Principal                                                                                   4,214,033.26
Liquidation Proceeds                                                                                                         0.00
All Other Proceeds                                                                                                           0.00
Other Amounts                                                                                                                0.00
                                                                                                                     -------------

Total Deposits                                                                                                       4,214,033.26

     THE
   BANK OF
     NEW
     YORK
101 Barclay St
New York, NY 10286

Attn:  Courtney Bartholomew
212-815-5795



                                                 Countrywide Home Loans
                                           Mortgage Pass-Through Certificates
                                                     Series 1999-11


Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                       166,824.04
Payment of Sub Servicer Fees                                                                                            7,285.65
Payment of Other Fees                                                                                                  74,876.84
Payment of Insurance Premiums                                                                                               0.00
Payment of Personal Mortgage Insurance                                                                                      0.00
Other Permitted Withdrawal per the Pooling
 and Service Agreement                                                                                                      0.00
Payment of Principal and Interest                                                                                   4,142,396.75
                                                                                                                  ---------------
Total Withdrawals                                                                                                   4,391,383.27

Ending Balance                                                                                                       -102,473.17

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                               1,676.57
Compensation for Gross PPIS from Servicing Fees                                                                         1,676.57
Other Gross PPIS Compensation                                                                                               0.00
                                                                                                                  ---------------
Total Net PPIS (Non-Supported PPIS)                                                                                         0.00

Master Servicing Fees Paid                                                                                            166,824.04
Sub Servicing Fees Paid                                                                                                 7,285.65
Insurance Premiums Paid                                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                                       0.00
Other Fees Paid                                                                                                        74,876.84
                                                                                                                  ---------------

Total Fees                                                                                                            248,986.53



-----------------------------------------------------------------------
                       Delinquency Information
-----------------------------------------------------------------------

Group 1
Delinquency                                                  30 - 59 Days    60 - 89 Days         90+ Days                Totals
-----------                                                  ------------    ------------         --------                ------
Scheduled Principal Balance                                  3,778,576.27    1,450 040.17     2,136,493.35          7,365,109.79
Percentage of Total Pool Balance                                1.185261%       0.454847%        0.670173%             2.310281%
Number of Loans                                                       19                4                4                    27
Percentage of Total Loans                                       1.551020%       0.326531%        0.326531%             2.204082%

Foreclosure
Scheduled Principal Balance                                          0.00            0.00             0.00          2,215,725.91
Percentage of Total Pool Balance                                0.000000%       0.000000%        0.000000%             0.695027%
Number of Loans                                                         0               0                0                     7
Percentage of Total Loans                                       0.000000%       0.000000%        0.000000%             0.571429%

Bankruptcy
Scheduled Principal Balance                                          0.00            0.00             0.00                  0.00
Percentage of Total Pool Balance                                0.000000%       0.000000%        0.000000%             0.000000%
Number of Loans                                                         0               0                0                     0

     THE
   BANK OF
     NEW
     YORK
101 Barclay St
New York, NY 10286

Attn:  Courtney Bartholomew
212-815-5795



                                                 Countrywide Home Loans
                                           Mortgage Pass-Through Certificates
                                                     Series 1999-11




Bankruptcy
Percentage of Total Loans                                       0.000000%       0.000000%         0.000000%            0.000000%

REO
---
Scheduled Principal Balance                                          0.00            0.00              0.00                 0.00
Percentage of Total Pool Balance                                0.000000%       0.000000%         0.000000%            0.000000%
Number of Loans                                                         0               0                 0                    0
Percentage of Total Loans                                       0.000000%       0.000000%         0.000000%            0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00

---------------------------------------------------------------------------
               Subordination/Credit Enhancement Information
---------------------------------------------------------------------------

Protection                                                                            Original           Current
----------                                                                            --------           -------
Bankruptcy Loss                                                                           0.00              0.00            0.00
Bankruptcy Percentage                                                                0.000000%         0.000000%            0.00
Credit/Fraud Loss                                                                         0.00              0.00            0.00
Credit/Fraud Loss Percentage                                                         0.000000%         0.000000%            0.00
Special Hazard Loss                                                                       0.00              0.00            0.00
Special Hazard Loss Percentage                                                       0.000000%         0.000000%            0.00

Credit Support                                                                        Original           Current
--------------                                                                        --------           -------
Class A                                                                         349,612,567.00    318,797,114.07            0.00
Class A Percentage                                                                 100.000000%       100.000000%            0.00

---------------------------------------------------------------------------
                         Reserve Fund Information
---------------------------------------------------------------------------

all reserve
----------

Beginning Balance
Deposits
Accrued Interest
Withdrawals
Ending Balance

a11 reserve
-----------

Beginning Balance
Deposits
Accrued Interest
Withdrawals
Ending Balance

